UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2020

DIGIRAD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court, Suwanee, GA		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 726-1600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DRAD	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	DRADP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Matthew Molchan, the Chief Executive Officer of Digirad Corporation (the "Company") and President of Digirad Health, Inc., the Company’s principal operating healthcare subsidiary (“Digirad Health”), will, effective January 1, 2021, assume the additional position of Chief Executive Officer of Digirad Health following his resignation as Chief Executive Officer of the Company effective that same day. It is not presently anticipated that Mr. Molchan will receive additional compensation in connection with serving as Chief Executive Officer of Digirad Health.

Jeffrey Eberwein, the Chairman of the Company's Board of Directors (the “Board”), will, effective January 1, 2021, assume the position of Executive Chairman of the Board.  As Executive Chairman, Mr. Eberwein will become the Company’s principal executive officer. At the present time, no additional compensation will be paid to Mr. Eberwein in connection with serving as Executive Chairman.

Mitchell Quain, a member of the Company’s Board since January 2019, will, effective January 1, 2021, assume the additional position of Lead Independent Director. At the present time, no additional compensation will be paid to Mr. Quain in connection with serving as Lead Independent Director.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2020, the Company filed a Certificate of Amendment of the Restated Certificate of Incorporation of the Company (the "Certificate of Amendment") with the Secretary of State of the State of Delaware in order to change the Company’s corporate name to Star Equity Holdings, Inc. (the “Name Change”). Pursuant to the Certificate of Amendment, the Name Change will be effective as of January 1, 2021. The amendment was effected pursuant to Section 242 of the Delaware General Corporation Law, which permits such amendments to be adopted by a corporation's Board of Directors without stockholder approval. The Name Change was approved by the Board on December 16, 2020.

The Name Change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s Restated Certificate of Incorporation in connection with the Name Change.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

Effective January 4, 2021, the trading symbol for the Company’s common stock, par value $0.0001 per share (the “Common Stock”) on the NASDAQ Global Market will be “STRR” and the trading symbol for the Company’s Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) on the NASDAQ Global Market will be “STRRP.”

On December 28, 2020, the Company issued a press release announcing the Name Change, changes to the trading symbols of its Common Stock and Preferred Stock, changes to the positions held by Messrs. Molchan, Eberwein and Quain, and the relocation of the Company’s headquarters to Old Greenwich, CT. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of the Restated Certificate of Incorporation
99.1	Press Release, dated December 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ MATTHEW G. MOLCHAN
Matthew G. Molchan President and Chief Executive Officer

Date: December 28, 2020